Exhibit 16.1

Pritchett,  Siler  &  Hardy
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
660  SOUTH 200  EAST, SUITE 300
SALT  LAKE  CITY,  UTAH    84111
 (801) 328-2727   -   FAX  (801) 328-1123

May 1, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Lipidviro Tech, Inc. pertaining to our firm included under Item 4.01 of Form 8-K to be filed on or about May 1, 2014 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.